                                                                  EXHIBIT 10.4


                            AMENDED AND RESTATED
                       EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of the 7th day of April, 1998 (the "Effective Date"), by and between PowerCerv Corporation, a Florida corporation located at 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602 (the "Company") and Stephen M. Wagman (the "Executive").

                             BACKGROUND INFORMATION

         A. WHEREAS, on December 16, 1996, the Company and the Executive entered into an Executive Employment Agreement (the "First Employment Agreement");

         B. WHEREAS, on December 16, 1997, the Company and the Executive entered into an Amendment to the First Employment Agreement (the "Amendment");

         C. WHEREAS, based upon Executive's performance as a member of the Company's Executive Management Team and his qualifications, the Company desires to promote the Executive to Chief Financial Officer, in addition to his remaining Treasurer and Secretary of the Company; and

         D. WHEREAS, in light of the Executive's promotion, his acceptance of new, additional duties and responsibilities at this stage in the term of his First Employment Agreement and Amendment, and certain other changes being made to the Company's Executive Management Team, the Company and the Executive desire to replace and supersede the First Employment Agreement and the Amendment, and simultaneously restate all terms and conditions of the Executive's employment pursuant to the terms and subject to the conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.      RESTATED AGREEMENT; EMPLOYMENT; PROMOTION.

         (a) The Company and Executive hereby agree to replace and supersede the provisions of the First Employment Agreement and the Amendment with the terms and conditions set forth in this Agreement. The parties further agree that all aspects of the Executive's employment with the Company hereafter shall be governed in accordance with the terms and subject to the conditions set forth in this Agreement.

         (b) In addition to the Executive's titles as Senior Vice President of Administration, Treasurer and Secretary of the Company, the Company hereby promotes Executive to the position of Chief Financial Officer. The Executive will no longer serve under the title of Chief Counsel. In his new role, the Executive will be responsible for overseeing management of the Company's finance, accounting, legal and administration organizations/ departments, all in accordance with the provisions of this Agreement and the Bylaws of the Company. The Executive will report to the Vice Chairman and the

                 Chief Executive Officer of the Company, will continue to be part of the Company's Executive Management Team, and will continue to be treated as an "executive officer" of the Company for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. The Executive hereby accepts such employment upon the terms and conditions hereinafter set forth. The Executive hereby acknowledges and agrees that if the corporate titles of Senior Vice President of Administration and/or Secretary are transferred to someone other than the Executive during the term of this Agreement, that such event(s) shall not constitute "Good Reason" per Section 9(d)(B) of this Agreement.

         2. TERM. Unless earlier terminated as provided herein, the term of this Agreement shall commence as of the Effective Date and terminate on December 31, 2000. Notwithstanding the foregoing, if this Agreement is not terminated as provided herein on or before the expiration of its initial term, this Agreement will be automatically renewed for successive one (1) year terms unless, at least sixty (60) days prior to the expiration of the initial term or any subsequent one-year renewal term, either party has given written notice to the other of its intention not to renew this Agreement beyond the end of such term.

         3.      DUTIES.

         (a) The Executive shall perform all functions and duties consistent with his positions as described above in Section 1(b) on behalf of the Company and its subsidiary in a faithful, efficient, trustworthy and professional manner, as reasonably required by the Chief Executive Officer of the Company or as otherwise requested by the Board of Directors. The Executive agrees to comply with all policies and regulations of the Company and the terms and conditions of this Agreement, to devote his best efforts to the interests of the Company, and will not, without the prior written consent of the Chief Executive Officer or the Board of Directors, engage in any other job or activity detrimental to the Company's interests or in contravention to the terms and
                 conditions of this Agreement.   The Executive shall be
                 principally based at the Company's corporate offices in Tampa, Florida and shall travel as required in connection with the performance of his duties hereunder. During the term of this Agreement, the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company. The Executive shall, upon request of the Company, perform services for any parent or subsidiary of the Company without compensation except as provided herein.

         (b) In addition, the Executive represents that he has not brought to the Company, and will not bring or use in the performance of his duties at the Company, any property, trade secrets or confidential information (whether or not in writing) of a former employer or third party without that employer's or third party's written consent. The Executive hereby certifies that he is not a party to any other agreement (or subject to any fiduciary obligation) which will interfere with the Executive's full compliance with this Agreement. The Executive has not entered into any agreement or understanding either written or oral in conflict with the provisions of this Agreement. The Executive acknowledges and agrees that the Company is hiring him based upon its understanding that the Executive will be fully capable, without restriction, of performing under this Agreement in his capacity as Chief Financial Officer, Treasurer and Secretary for the Company, and that the Company is relying upon the representations set forth herein in connection with its providing this Agreement to the Executive.

         4. COMPENSATION. As his entire compensation for all services rendered to the Company during the term of this Agreement, the Executive shall receive the compensation provided for in this Section, subject to withholding and other applicable employment taxes:

         (a) Base Salary. The Company will pay the Executive an annual base salary (the "Base Salary") of $150,000. The Executive will be eligible for increases in his Base Salary for the 1999 calendar year and for the 2000 calendar year of not less than thirteen percent (13%) from the prior annual period. The Base Salary shall be subject to review on an annual basis by the Compensation Committee of the Board of Directors, upon the recommendation of the Vice Chairman and the Chief Executive Officer. The Compensation Committee shall not have the authority to reduce the Base Salary from the levels set forth in this Agreement.

         (b) Target Annual Bonus. Consistent with the bonus program for "Executive Management" of the Company (and pursuant to the target annual bonus pay-out provisions of the employment agreements of Messrs. Fratello, Crippen, Nall and Simmons), the Executive will be eligible to potentially earn an annual bonus of $75,000 (the "Target Annual Bonus") per the provisions of this Section 4(b) for each of the Company's three (3) fiscal years during the term of this Agreement. The Target Annual Bonus will be paid in one lump sum for each of such fiscal years, subject to the Company and/or Executive, as applicable, achieving certain criteria as hereinafter set forth. References below to target revenues and target operating income relate to Company's "Management Plan Projections" approved by the Board of Directors no less frequently than annually in advance of the period or which the targets are being determined. Actual revenues and actual operating income shall be computed on a basis consistent with a method by which target revenues and target operating income for the related year were computed. Eligibility for payments of the Target Annual Bonus to Executive shall be for each calendar year during the term of the Agreement beginning with the calendar year commencing January 1, 1998 and shall be computed as follows:

                 (i) $26,250 will be earned upon Company achieving target revenues for each calendar year;

                 (ii) $26,250 will be earned upon Company achieving target operating income for each calendar year; and

                 (iii) $22,500 will be earned upon approval of the Board of
                       Directors after its review of the Executive Management and/or Executive's presentation of strategic business accomplishments of the Company for each calendar year.

                 If a target referenced in subclause (i) or (ii) above is not met in a particular calendar year, Executive shall not receive for such calendar year the part of the Target Annual Bonus tied to such target. However, notwithstanding anything to the contrary in this subsection 4(b), if in any calendar year the Company exceeds the target revenues or target operating income for such year, the Executive shall be paid an additional bonus computed as follows: for each 1% that actual revenues for the calendar year exceed the target revenues for such calendar year, and for each 1% that the actual operating income for such calendar year exceeds the targeted operating income for such year, the Executive shall be paid an additional $630.00. For example, if Company's target revenues for a calendar year were $40,000,000 and actual revenues for such year computed as provided herein were $50,000,000, then, as actual revenues would have exceeded projected revenues by 25%, the Executive would be entitled to an additional Target Annual Bonus related to target revenues in the amount of $15,750.00 (i.e., 25 x $630.00). The presentation by the Executive Management and/or
                 Executive of Company's strategic business accomplishments for a fiscal year shall be promptly evaluated by the Board of Directors and the potential related bonus shall be determined by the Board of Directors in its reasonable discretion. The Executive shall be eligible to earn all or a portion of such potential bonus as so determined by the Board of Directors. All amounts payable pursuant to this Section 4(b) shall be paid to the Executive promptly after the amount is determined.

         (c) Automobile Allowance. The Company will pay the Executive a $300 monthly allowance for an automobile owned or leased by the Executive for use in connection with the performance of the Executive's duties under this Agreement. Effective January 1 of the 1999 and 2000 calendar years, the Executive's monthly car allowance will be adjusted to $330 and $360, respectively.

         5. WORKING FACILITIES. The Company shall provide the Executive with office space, equipment, facilities, staffing and services which are suitable to the position of Chief Financial Officer, Senior Vice President of Administration, Treasurer and Secretary and adequate for the performance of the Executive's duties hereunder.

         6. EXPENSES. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in furtherance of the Company's business in accordance with the Company's written policies and procedures.

         7. VACATION AND HOLIDAYS. The Executive shall be entitled to such vacation with pay and holidays with pay during each fiscal year of the Company as shall be approved by the Company. The amount of vacation and holidays provided to the Executive shall be consistent with the amount given other comparable executive employees of the Company.

         8. HEALTH, WELFARE AND INSURANCE PLANS. Subject to eligibility requirements, the Executive will be entitled to participate in any plans, insurance policies or contracts maintained by the Company relating to retirement, health, disability and other related benefits. The Executive's rights with respect to any such benefits shall be subject to the provisions of the relevant plans, policies or contracts providing such benefits. Nothing contained herein shall be deemed to impose any obligation on the Company to adopt or maintain any such plan, policy or contract. As of the date of this Agreement, the Company does not provide different types or levels of health, welfare and insurance plan or benefit coverage to its executive employees, and further, there is no present intention by the Company to change this benefit policy. However, if the Company were to change its policy relative to executive benefits, those health, welfare and insurance plan and benefit coverage made available to the Executive will be consistent with the amount given other comparable executive employees of the Company.

         9. TERMINATION. This Agreement, and the Executive's employment hereunder, shall terminate in accordance with the provisions of this Section.

         (a) By Company. The Company may terminate this Agreement (i) with Cause at any time upon thirty (30) days prior written notice to the Executive, (ii) upon the Company's merger, consolidation, acquisition, liquidation, sale or other disposition of all or substantially all of its business and/or assets to a third party; or (iii) without Cause upon ninety
                 (90) days prior written notice to the Executive, and the Executive shall work for the Company during such notice period unless otherwise directed by the Company.

                 As used in this Agreement, the term "Cause" shall mean (A) willful and repeated failure to comply with the lawful directions of the Company's Chief Executive Officer or Board of Directors or repeated failure to perform the duties as Chief Financial Officer, Treasurer and Secretary of the Company; (B) gross negligence or willful misconduct in the performance of duties to the Company and/or its subsidiaries;
                 (C) commission of any act of fraud with respect to the Company and/or its subsidiaries; or (D) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company and/or its subsidiaries, in each case as determined in good faith by the Company's Board of Directors.

         (b) Death. This Agreement shall terminate immediately upon the Executive's death.

         (c) Disability. If the Executive incurs a Disability (as defined below) which continues for a period of at least ninety (90) consecutive days, this Agreement shall terminate on the last day of such period. Unless the Executive shall perform his duties hereunder for a continuous period of at least thirty
                 (30) consecutive days following a period of Disability before the Executive again incurs a Disability, he shall not be entitled to start a new ninety (90) consecutive day period under the provisions of this subsection, but instead may only continue under the remaining portion of the original ninety
                 (90) consecutive day period.

                 As used in this Agreement, the term "Disability" shall mean the Executive's physical or mental inability, by reason of illness or accident, to perform the normal duties of his employment by the Company, subject to any obligation the Company may have under applicable law to provide reasonable accommodation. If there is any disagreement between the Company and the Executive as to the Executive's Disability or as to the date any such Disability began or ended, the same shall be determined by a physician mutually acceptable to the Company and the Executive. The determination of such physician shall be conclusive evidence of any such Disability and of the date any such Disability began or ended. The Executive shall be available for such an examination at any reasonable time upon prior reasonable notice thereof from the Company. If the Executive fails or refuses to cooperate in such examination, the determination of the Executive's Disability and the date any such Disability began or ended shall be made by the Company in its sole discretion.

         (d) Termination by Executive. The Executive may terminate this Agreement (i) for Good Reason at any time upon thirty (30) days prior written notice to the Company, or (ii) at any time upon ninety (90) days prior written notice to the Company; provided, however, the Executive shall continue to work for the Company during such notice period unless otherwise directed by the Company. For the purposes of the Company's payment of severance under this Agreement, termination without Cause (under Section 9(a)(iii)) and termination with Good Reason (under Section 9(d)(i)) shall effectively be treated in the same manner for severance payment and stock option vesting purposes. Effectively, "Good Reason" (as defined below) is equivalent to "constructive termination" under this Agreement.

                 As used in this Agreement, "Good Reason" shall mean (A) any material breach of this Agreement by the Company which has not been cured within thirty (30) days of the Company's receipt of written notice of such breach from the Executive, or as soon thereafter as practicable so long as the Company is diligently seeking to cure such failure or breach; or (B) a material reduction in the Executive's titles or responsibilities unless replaced with a new title or new responsibilities of comparable stature or value to the Company within thirty (30) days.

         10.     PAYMENTS BY COMPANY UPON TERMINATION.

         (a) Within ten (10) business days following the effective date of the termination of the Executive's employment (the "Termination Date") if based upon the Company's termination of the Executive with Cause as described under Section 9(a)(i); or the Executive's death as described under Section 9(b); or the Executive's Disability as described under Section 9(c); or the Executive's notice of termination to the Company without Good Reason as described under Section 9(d)(ii), then the Company shall pay the Executive (or his estate in the case of death per Section 9(b)) his Base Salary prorated through the Termination Date plus any life insurance, disability or other benefits to which the Executive is entitled in accordance with the terms and conditions of the Company's health, welfare and insurance plans.

         (b) If the Company is merged, consolidated, acquired, sold, liquidated, or any other disposition of all or substantially all of its business and/or assets to a third party as described under Section 9(a)(ii) above and in which the Executive is not then offered an equal or better position, salary and compensation package (as adjusted to reflect cost of living increases), relocation package and other benefits with said third party; or if the Company has given notice of termination to the Executive as described under Section 9(a)(iii); or if the Executive has given notice of termination to the Company under Section 9(d)(i), then in any one of these circumstances, and further provided that the Executive is not in breach of either of Sections 11 and 12 of this Agreement or does not subsequently breach any of said sections, then Company shall: (i) pay the Executive an amount equal to twelve
                 (12) months of the Executive's then current year Base Salary, payable in twelve (12) equal monthly installments from his Termination Date; (ii) provide health, disability, life and such other insurance benefits to the Executive and dependents that he would have received during said twelve (12) month period following the Termination Date had such termination not occurred (or if such insurance plans are no longer available [in the case of the Company's acquisition], reimbursement by the Company to the Executive of his reasonable costs for the same or similar insurance); and (iii) vest the Executive's stock options in accordance with Section 10(c) below. The obligation of the Company to pay such severance and vest stock options is contingent upon the Executive's compliance with Sections 11 and 12 of this Agreement (as indicated above) and the Executive's execution of a severance and general release agreement reasonably satisfactory in form and substance to the Company.

         (c) For purposes of vesting the unvested portions of the Executive's outstanding stock options, if the Company is merged, consolidated, acquired, sold, liquidated or any other disposition of all or substantially all of its business and/or assets to a third party as described under Section 9(a)(ii), and provided there is no "pooling" concern, then one hundred percent (100%) of all outstanding stock options then held by the Executive shall vest upon the effective date of such event. If either (i) the Company has given notice of termination to the Executive as described under Section 9(a)(iii) of the Agreement, or (ii) the Executive has given notice of termination to the Company under Section 9(d)(i) of the Agreement, and provided there is no "pooling" concern, then any of those stock options issued to the Executive (either prior to or in connection with this Agreement) which would have vested over the next twelve (12) month period immediately following the Termination Date shall become fully vested upon the Termination Date, and no further vesting of any nature shall occur with respect to any other stock options then held by the Executive. To the extent there would be a "pooling" concern, the Company and the Executive agree to work together in good faith to carry out the intent of this provision and preserve the Company's ability to do a "pooling" transaction. If the accelerated vesting of the options hereunder would (x) subject the Executive to a tax pursuant to
                 Section 4999 of the Code (or any successor provision that may be in effect), or (y) result in a disallowance of a deduction to the Company for all or any part of the compensation attributable to the option by reason of Section 280G of the Code (or any successor provision that may be in effect), the Company shall reduce, eliminate or postpone the acceleration of the vesting of the option to the extent necessary to reduce the "present value" (as this term is defined in Section 280G(d)(4) of the Code, or any successor provision that may be in effect) of the compensation attributable to the accelerated vesting to one dollar less than an amount equal to three times the Executive's "base amount" (as this term is defined in Sections 280G(b)(3) and 280G(d) of the Code, or any successor provisions that may be in effect).

         (d) Except as provided in subsection (a), (b) and (c) above, the Executive (or his estate, if applicable) shall not be entitled to receive severance pay or any other compensation upon any termination of his employment.

         11. EMPLOYMENT POLICIES. The Executive shall abide by all policies and procedures of the Company in effect from time to time.

         12.     CONFIDENTIALITY AND INVENTIONS CLAUSES.

         (a) The Executive agrees not to disclose the terms and conditions of this Agreement to any other employee of the Company or any other party except the Executive may disclose such information to his immediate family, financial advisors or attorneys.

         (b) The Executive agrees to hold in confidence and not use or disclose without the Company's prior written consent (i) any information (technical or otherwise) that he obtains or creates during the term of this Agreement which pertains to any aspect of the Company's business or (ii) any information received in confidence by the Company from a third party, until such information becomes generally known by the public. The Executive shall not make any unauthorized copies of such information and will return to the Company, upon termination of his employment or upon the Company's request, all tangible forms of such information, including, without limitation, research and development projects and strategies, product strategies, internet or intranet strategies, business or product development strategies, financial information, partner and customer relationships, and other information about former, current, or prospective partners/customers, employee lists and other information about former, current, or prospective employees, software programs (source or object codes), know-how, new product offerings, plans, projections, confidential business information, copyrights, trade secrets, and any other proprietary material.

         (c) The Executive hereby assigns to the Company all of his rights in all intellectual property (including, but not limited to, trade secrets, know-how, inventions, copyrights, designs, computer programs and software techniques) that the Executive conceives or develops, in whole or in part, during his employment with the Company. This assignment does not cover any intellectual property which: (i) is conceived and developed entirely on the Executive's own time; (ii) is conceived and developed without any Company equipment, supplies, facilities, or trade secrets; and (iii) does not relate to Company's current or future business or to the Company's actual or demonstrably anticipated research or development efforts. The Executive understand that this assignment does not cover any inventions completed prior to his employment with the Company, which inventions are specifically identified on the attached schedule (which contains no confidential information). During and after the Executive's employment with the Company, the Executive agrees to do whatever is requested by the Company, at the Company's expense, to sign documents or otherwise assist in obtaining, confirming, and enforcing the Company's rights in the assigned property throughout the world.

         13. INDEMNIFICATION. The Executive shall be, and hereby is, indemnified by the Company, to the fullest extent permitted by applicable law, for all costs, claims, expenses (including reasonable attorney's fees and other litigation costs), damages and losses incurred by Executive by reason of being employed, or serving in any capacity, as an employee or officer of the Company or any affiliate thereof.

         14.     SUCCESSORS; BINDING AGREEMENT.

         (a) The Company will require any successor (whether by merger, consolidation, purchase, acquisition or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Section 14(a), "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         15.     MISCELLANEOUS.

         (a) Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been given three (3) calendar days following the day in which it is personally delivered or deposited in the United States certified mail, return receipt requested and postage prepaid. Any such notice so mailed to the Executive shall be addressed to the Executive's last known residence address. Any such notice so mailed to the Company shall be addressed to its principal office in Tampa, Florida.

         (b) Modification. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Founders or their designee and the Executive.

         (c) Waiver of Breach or Violation Not Deemed Continuing. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

         (d) Assignment. The Executive shall not assign all or any portion of his rights, obligations, or duties under this Agreement to any third party without the prior written approval of the Company. Any assignment in violation of this provision shall be void and of no force or effect.

         (e) Necessary Action. Each party shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         (f) Attorneys Fees. In the event of a dispute arising under or in connection with this Agreement, the prevailing party shall be entitled to collect from the other party all reasonable legal fees and expenses.

         (g) Venue. The Executive hereby consents to personal jurisdiction and venue, for any action brought by the Company arising out of a breach or threatened breach of this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. The Executive hereby agrees that any action brought by him, alone or in combination with others, against the Company, whether arising out of the Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa, Division, or in the Circuit Court in and for Hillsborough County, Florida. The Executive hereby agrees that any controversy which may arise under this Agreement would involve complicated and difficult factual and legal issues. Therefore, if a court of law determines for any reason that the arbitration clause of Section 15(h) of this Agreement is unenforceable, then any action brought by the Company against the Executive or brought by Executive, alone or in combination with others, against the Company, whether arising out of this Agreement or otherwise, shall be determined by a judge sitting without a jury.

         (h) Arbitration. All controversies, claims, disputes, and matters in question arising out of, or related to, this Agreement or the breach of this Agreement, or the relations between the signatories to this Agreement, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitration shall take place exclusively in Tampa, Florida, and shall be governed by the substantive law of the state of Florida. Any award rendered by the arbitrator shall be final, and final judgment may be entered upon the parties in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act. The arbitrator may grant the Company injunctive relief, including mandatory injunctive relief, to protect the rights of the Company, but the arbitrator shall not be limited to such relief. This arbitration provision shall not preclude the Company from seeking temporary or preliminary injunctive relief in a court of law to protect its rights, nor shall the filing of such an action constitute any waiver by the Company of its right to arbitrate. In connection with the arbitration of any dispute between the signatories to this Agreement, each signatory may utilize all methods of discovery authorized by the Federal and Florida Rules of Civil Procedure.

         (i) Entire Agreement. This Agreement, including any attached schedules, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements related to Executive's employment with the Company.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

WITNESSED BY:                       EXECUTIVE:

                                    /s/ Stephen M. Wagman
----------------------------        ---------------------------------
                                    Stephen M. Wagman

                                    POWERCERV CORPORATION


                                    By:  /s/ Marc J. Fratello
----------------------------           ------------------------------
                                         Marc J. Fratello,
                                         Chief Executive Officer